UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2012

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 5, 2012, LNK Partners, L.P. and LNK Partners (Parallel), L.P. (together, “LNK”), converted all of their shares of PVH Corp.’s (the “Company”) Series A Convertible Preferred Stock (the “Series A Preferred”) into an aggregate of 2,094,680 shares of the Company’s common stock and sold all 2,094,680 shares.  These shares represented all of LNK’s holdings of Company stock.   In connection with the issuance of the shares of Series A Preferred to LNK, the Company and LNK had entered into a Stockholders Agreement under which, among other things, LNK was entitled to designate a nominee for director to the Company’s Board.  As a result of LNK’s sale of its Company common stock, David Landau, the person designated by LNK under the Stockholders Agreement, who was duly elected by the Company’s stockholders as a director, has resigned as a director of the Company.

The Company currently does not expect to fill the vacancy on its Board of Directors resulting from Mr. Landau’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By:	/s/ Mark D. Fischer
Mark D. Fischer Senior Vice President

Date: December 5, 2012